UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    May 12, 2016

NOBILIS HEALTH CORP.
(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

11700 Katy Freeway, Suite 300, Houston, Texas	77079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 355-8614

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Northstar Healthcare Acquisitions, L.L.C. (the “Borrower”), a Delaware limited liability company and wholly owned subsidiary of Nobilis Health Corp. (the “Company”), entered into the Fifth Amendment to Credit Agreement and Limited Waiver, dated as of May 12, 2016, by and among the Borrower, Healthcare Financial Solutions, LLC, a Delaware limited liability company (as successor in interest to General Electric Capital Corporation), and the other Credit Parties named therein, (the “Credit Agreement Amendment”). The Credit Agreement Amendment, among other things, amended the cap on investments in Plano Surgical Hospital from $3 million to $5.5 million; increased the permitted indebtedness of the Company pursuant to that certain Loan Agreement, dated as of July 30, 2015 between Plano Surgical Hospital and LegacyTexas Bank to $7 million; and modified the maximum leverage ratios as of each of March 31, 2016 and June 30, 2016 to 2.70 to 1.00.

A copy of the Credit Agreement Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The description of the Credit Agreement Amendment in this Current Report is a summary and is qualified in its entirety by reference to the complete text of such agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit
Number	Description of Exhibit

10.1	Fifth Amendment to Credit Agreement and Limited Waiver dated as of May 12, 2016 among Northstar Healthcare Acquisitions, L.L.C., the other Credit Parties named therein and Healthcare Financial Solutions, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ Kenneth Klein
Kenneth Klein
Chief Financial Officer

Date: May 18, 2016

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.1	Fifth Amendment to Credit Agreement and Limited Waiver dated as of May 12, 2016 among Northstar Healthcare Acquisitions, L.L.C., the other Credit Parties named therein and Healthcare Financial Solutions, LLC